Exhibit 10.54

CARDIMA, INC.

AMENDED AND RESTATED 2003 STOCK OPTION PLAN

OPTION AGREEMENT

CARDIMA, INC. (the “Company”), pursuant to its Amended and Restated 2003 Stock Option Plan as adopted by the Board of Directors of the Company on February 12, 2004 (the “Plan”), grants to Optionholder the right to purchase the number of shares of the Company’s Common Stock set forth in the Notice of Grant of Stock Options (“Grant Notice”) delivered with this document to Optionholder, on the terms and conditions set forth below and in the Grant Notice and the Plan (such right is hereinafter referred to as the “Option”). This document and the Grant Notice together comprise the option agreement for the Option (this “Option Agreement”).

GENERAL TERMS AND CONDITIONS

The Option is granted subject to the following terms and conditions. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

1. NUMBER OF SHARES AND EXERCISE PRICE. The Option may only be exercised for whole shares of Common Stock, up to the total number of shares of Common Stock set forth in the Grant Notice. The number of shares of Common Stock subject to the Option and Optionholder’s exercise price per share referenced in Optionholder’s Grant Notice may be adjusted from time to time for capitalization adjustments, as provided in the Plan.

2. VESTING. Subject to the limitations contained herein and in the Plan, the Option will vest as provided in the vesting schedule set forth in the Grant Notice, provided that Optionholder continues his or her Service with the Company during such vesting schedule, until fully vested or terminated under the terms of this Option Agreement and the Plan. The vesting of the Option shall cease upon termination of Optionholder’s Service with the Company.

3. EXERCISABILTY OF THE OPTION. Optionholder may exercise only the vested portion of the Option during its term by delivering a Notice of Exercise (on such terms and on such form as may be designated by the Company) together with the consideration for the exercise of the Option to the address provided in the form of Notice of Exercise, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require. The Notice of Exercise must specify the number of shares of Common Stock to be purchased by Optionholder upon the exercise of the Option and how such shares shall be registered. The Notice of Exercise shall be effective upon receipt by the Company.

4. METHOD OF PAYMENT.

(a) Payment of the exercise price is due in full upon exercise of all or any part of the Option. Optionholder may elect to make payment of the exercise price:

(i)	by personal check, cashier’s check or money order;

(ii)	by cashless exercise, whereby Optionholder provides irrevocable written instructions to a securities broker designated by the Company to sell Common Shares underlying the Option and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes; or

(iii)	by delivery and surrender to the Company of already-owned shares of Common Stock either that Optionholder has held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that Optionholder did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise.

“Delivery” for these purposes, in the sole discretion of the Company at the time Optionholder exercises the Option, shall include delivery to the Company of Optionholder’s attestation of ownership of such shares of Common Stock in a form approved by the Company.

(b) Notwithstanding the foregoing, Optionholder may not exercise the Option by a cashless exercise or tender to the Company of Common Stock to the extent such cashless exercise or tender would violate the provisions of any law, regulation or agreement.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, Optionholder may not exercise the Option unless the Company determines that (i) such exercise would be in material compliance with applicable laws and regulations, and (ii) shares of Common Stock issuable upon such exercise are then registered under the Securities Act or such exercise and issuance would be exempt from the registration requirements of the Securities Act and of any applicable state securities laws.

6. RESTRICTIONS ON RESALE. Notwithstanding anything to the contrary contained herein, Optionholder may not sell any shares issued upon exercise of the Option at such time that applicable law or Company policy prohibit such a sale.

7. TAX WITHHOLDING OBLIGATIONS. At the time Optionholder exercises the Option and as a condition for the exercise of the Option, in whole or in part, or at any time thereafter as requested by the Company, Optionholder hereby authorizes withholding from payroll and any other amounts payable to Optionholder, and otherwise agrees to make adequate provision for (including by means of a “cashless exercise”), any sums required to satisfy the applicable federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Option.

8. TERM. Optionholder may not exercise the Option before the commencement of its term or after its term expires. The term of the Option commences on the date of grant and expires upon the earliest of the following:

(i)	three (3) months after the termination of Optionholder’s Service for any reason other than for Optionholder’s disability or death, provided that if during any part of such three (3) month period the Option is not exercisable solely because of the condition set forth in Section 5 relating to “Securities Law Compliance,” the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Optionholder’s Service;

(ii)	six (6) months after the termination of Optionholder’s Service due to Optionholder’s disability;

(iii)	twelve (12) months after Optionholder’s death if Optionholder dies holding one or more outstanding Options;

(iv)	the Expiration Date indicated in the Grant Notice; or

(v)	the day before the tenth (10th) anniversary of the date of grant of the Option.

9. INCENTIVE STOCK OPTION PROVISION. Notwithstanding any provision herein to the contrary, if the Option is termed an Incentive Stock Option in the Grant Notice, then the following provisions in this Section 9 shall apply:

(i)	The Incentive Stock Option provisions in the Plan shall apply to the Option.

(ii)	The Option (plus any other outstanding Incentive Stock Options of Optionholder) cannot be first exercisable for more than $100,000 in any calendar year. Any excess portion of the Option over the $100,000 limit shall be a deemed a Nonstatutory Option and not an Incentive Stock Option.

(iii)	If the Optionholder is a five percent (5%) owner within the meaning of such term in section 422 of the Code, then the exercise price of the Option shall be not less than one hundred and ten percent of the Fair Market Value of the Common Stock on the date of grant of the Option and the maximum term of the Option shall not exceed the fifth (5th) anniversary of the date of the grant of the Option.

10. OPTION NOT A SERVICE CONTRACT. Neither the Option nor this Option Agreement is an employment or service contract, and nothing in the Option Agreement or the Plan shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that Optionholder might have as an employee, Director or Consultant for the Company or an Affiliate.

11. CONTROLLING DOCUMENTS. In the event of any conflict among this document, the Grant Notice and the Plan, the provisions of the Plan shall supersede the provisions of this document and the Grant Notice, and the provisions of this document shall supersede the provisions of the Grant Notice.

12. APPLICABLE LAW. This Option Agreement shall be governed by, and construed in accordance with the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

CARDIMA, INC.		OPTIONHOLDER

By:
	Signature		Signature
Title:		Date:
Date:

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